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                                                                   EXHIBIT 10.44

                            SECURED PROMISSORY NOTE


$1,200,000.00                                            Los Angeles, California
                                                                January 12, 1998

                 FOR VALUE RECEIVED, the undersigned, CONSOLIDATED CAPITAL OF NORTH AMERICA, INC., a Colorado corporation ("CCNA"), and ANGELES ACQUISITION CORP., a Delaware corporation ("AAC"), jointly and severally promise to pay to the order of BINHAD, INC. (formerly known as CAPITOL METALS CO., INC.), a California corporation ("Holder"), c/o Daniel J. Eget, 2850 Benedict Canyon Drive, Beverly Hills, California 90210, or at such other place as Holder may from time to time designate in writing, in legal tender of the United States of America, the principal sum of ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00), on the terms and conditions set forth below. CCNA and AAC are referred to collectively herein as "Borrowers".

                 From and after the date of this Note, the unpaid principal balance from time to time outstanding under this Note shall bear interest at the rate of nine percent (9%) per annum (or, if less, the maximum rate permitted by law).

                 Interest on the outstanding principal balance under this Note shall be due and payable quarterly in arrears, without grace, notice, demand, deduction or offset, beginning April 12, 1998, and continuing thereafter on July 12, and October 12, 1998, and January 12, April 12 and July 12, 1999 (the "Maturity Date").

                 In addition to the payments of interest set forth above, two
(2) quarterly installments of principal in the amount of One Hundred Thousand and no/100 Dollars ($100,000.00) each, and thereafter, four (4) quarterly installments of principal in the amount of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) each shall be due and payable, without grace, notice, demand, deduction or offset, beginning April 12, 1998, and continuing thereafter on the same dates that interest is payable hereunder until the Maturity Date, whereupon the entire amount of principal outstanding and all accrued but unpaid interest and other charges owed under this Note shall be due and payable. Borrowers may prepay any principal outstanding under this Note, in whole or in part, at any time without penalty or fee.


                 Whenever any payment on this Note is due on a day which is a Saturday, Sunday or legal holiday, such payment shall be made on the next succeeding day which is not a Saturday, Sunday or legal holiday, and such extension of time shall be included in the computation of payment of interest on this Note.

                 This Note is secured pursuant to the terms of a Security Agreement between AAC and Holder, of even date herewith.


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                 All payments made by Borrowers under this Note shall be
applied first to the payment of delinquent or late charges or other expenses payable to Holder, then to accrued and unpaid interest then due and owing, then to the payment of principal then due and owing, and then to outstanding principal.

                 Should Borrowers fail to make any payment of principal, interest or other amounts hereunder within five (5) days after the due date thereof, the overdue but unpaid amount thereof shall thereafter bear interest at the rate of twelve percent (12%) per annum (or, if less, the maximum rate permitted by law) until paid. The payment of such interest shall in no way limit or affect any of Holder's rights or remedies, at law or equity, under this Note.

                 This Note is subject to the limitation that in no event shall interest or any other amount paid or agreed to be paid to Holder for the use, forbearance or detention of money to be advanced hereunder exceeds the highest lawful rate permissible under applicable usury laws. If fulfillment of any provision hereof shall be deemed by a court of competent and final jurisdiction to violate any applicable usury restrictions then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and any amount received in excess of such limit shall be applied to reduce the unpaid principal balance hereof and not to the payment of interest.

                 Upon any breach or default in the payment of any amount owed under this Note, or any breach or default in the performance of any term, covenant, condition or agreement under this Note, the entire amount of principal, interest, charges and fees hereunder shall, at the sole and absolute option of Holder, become immediately due and payable.

                 Borrowers jointly and severally promise to pay to Holder all costs (including without limitation, all attorneys' fees and costs) incurred by Holder in collecting on this Note, whether or not litigation is commenced, including without limitation, all attorneys' fees and costs incurred by Holder in any bankruptcy or foreclosure proceedings or related proceedings, such as an action for relief from an automatic stay in bankruptcy. Borrowers agree that Holder shall have all rights and remedies available to a creditor under, and that this Note shall be construed in accordance with the laws of the State of California, without reference to the choice of law principles thereof. Borrowers consent to the personal jurisdiction of the state or federal courts located in Los Angeles County, California, for proceedings in respect of this Note. BORROWERS WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THEY HAVE TO A JURY TRIAL.

                 Borrowers and each endorser, guarantor and surety hereof hereby waive presentment, notice and protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and agree to any extension of the time of payment or other indulgence permitted by Holder and to the addition or release of any other party or person primarily or secondarily liable for the payment of this Note. Borrowers agree that the rights granted to Holder under this Note shall accrue to any endorsee of this Note who is lawfully in possession of this Note.


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                 In the event that any provision of this Note is deemed to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such provision is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other provision contained in this Note.

                 No delay or omission on the part of Holder in exercising any right or remedy to enforce this Note shall operate as a waiver of such right or remedy under this Note. No waiver by Holder of any right or remedy shall be effective unless in writing and signed by Holder on the reverse side of the original of this Note, and no such waiver on one occasion shall be construed as a waiver on any other occasion. No modification of this Note shall be effective unless the modification is in writing, and is signed by Holder and is affixed to the original of this Note.

                 IN WITNESS WHEREOF, Borrowers have caused this Note to be executed and delivered by their respective duly authorized officers as of the date first set forth above.

                                 CONSOLIDATED CAPITAL OF NORTH
                                 AMERICA, INC.



                                 By: /s/ Christian Wolf
                                    -----------------------------------
                                     Christian Wolf
                                     Chief Executive Officer



                                 ANGELES ACQUISITION CORP.


                                 By: /s/ Christian Wolf
                                    -----------------------------------
                                     Christian Wolf
                                     Chief Executive Officer


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